As filed with the Securities and Exchange Commission on June 13, 2008

Registration No. 333-125710

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 3
TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BROADCAST INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Utah (State or Other Jurisdiction of Incorporation or Organization)	7389 (Primary Standard Industrial Classification Code Number)	87-0395567 (IRS Employer Identification Number)

7050 South Union Park Center, Suite 600
Midvale, Utah  84047
(801) 562-2252

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Rodney M. Tiede
President and Chief Executive Officer
Broadcast International, Inc.
7050 South Union Park Center, Suite 600
Midvale, Utah  84047
(801) 562-2252

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Reed L. Benson, Esq. Broadcast International, Inc. 7050 South Union Park Center, Suite 600 Midvale, Utah 84047 (801) 567-3211	David G. Angerbauer, Esq. Shawn D. Stewart, Esq. Holland & Hart LLP 60 E. South Temple, Suite 2000 Salt Lake City, UT 84111 (801) 799-5800

Approximate date of commencement of proposed sale to the public:
Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer

☐

Accelerated filer

☐

Non-accelerated filer

☐

Smaller reporting company

☒

DEREGISTRATION OF SECURITIES

Broadcast International, Inc., a Utah corporation (the “Company”), filed a Registration Statement on Form S-1 (File No. 333-125710) (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) on June 10, 2005 (originally under cover of Form S-3) registering shares of the Company’s common stock, par value $0.05 per share, to be sold by the selling security holders named therein.  The Commission declared the Registration Statement effective on June 13, 2006.

In accordance with the undertaking contained in Part II, Item 17 of the Registration Statement pursuant to Item 512(a)(3) of Regulation S-K, the Company files this Post-Effective Amendment No. 3 to remove from registration all of the shares that remain unsold under the Registration Statement as of the date hereof.  The Company is deregistering the shares because the Company’s obligation to maintain the effectiveness of the Registration Statement with respect to the shares has expired.

Accordingly, the Company files this Post-Effective Amendment No. 3 to the Registration Statement to deregister all shares of its common stock covered by the Registration Statement that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, State of Utah, on June 13, 2008.

BROADCAST INTERNATIONAL, INC.

By: /s/ Rodney M. Tiede

Name: Rodney M. Tiede

Its: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Rodney M. Tiede Rodney M. Tiede	President and Chief Executive Officer and Director (Principal Executive Officer)	June 13, 2008
/s/ Reed L. Benson Reed L. Benson	Chief Financial Officer (Principal Financial and Accounting Officer)	June 13, 2008
/s/ William Davidson William Davidson, Ph.D.	Director	June 13, 2008
/s/ James E. Solomon James E. Solomon	Director	June 13, 2008
/s/ Kirby D. Cochran Kirby D. Cochran	Director	June 13, 2008
/s/ Richard Benowitz Richard Benowitz	Director	June 13, 2008
/s/ William Boyd William Boyd	Director	June 13, 2008